UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 27, 2025
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into a New ABL Facility

On November 27, 2025 (November 27, 2025 in Australia) (the “Amendment Date”), Coronado Global Resources Inc., a Delaware corporation (the “Company”), Coronado Coal Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Coronado Finance Pty Ltd (ACN 628 668 235), an Australian proprietary company and a wholly-owned subsidiary of the Company (an “Australian Borrower”), Coronado Curragh Pty Ltd (ACN 009 362 565) (“Coronado Curragh”), an Australian proprietary company and a wholly-owned subsidiary of the Company (an “Australian Borrower” and, together with the other Australian Borrower, the “Borrowers”), and the other guarantors party thereto (collectively with the Company, the “Guarantors” and, together with Borrowers, the “Obligors”), entered into an amendment and restatement of its existing senior secured asset-based revolving credit agreement in an initial aggregate principal amount of AUD$406.6 (US$265) million (the “ABL Facility”) with Global Loan Agency Services Australia Pty Ltd (ACN 608 829 303), as administrative agent (the “Administrative Agent”), Global Loan Agency Services Australia Nominees Pty Ltd (ACN 608 945 008), as collateral agent, and Stanwell Corporation Limited, as lender (the “Lender”). Upon satisfaction of the stipulated conditions precedent to closing under the ABL Facility, the ABL Facility will replace the Company’s existing senior secured asset-based revolving credit agreement, dated May 8, 2023 (as amended and restated from time to time), with Highland Park XII Pte. Ltd., an affiliate of Oaktree Capital Management, L.P., as lender, which the Company will fully repay the in accordance with its terms and terminate in connection with entry into the ABL Facility. The Company intends to use the funds available under the ABL Facility to fund its working capital needs and for other general corporate purposes.

The ABL Facility will mature five years after the closing date under the ABL Facility, being the date that the Administrative Agent confirms to the Company that all conditions precedent under the ABL Facility have been satisfied or waived (the “Closing Date”). The ABL Facility provides for up to AUD$406.6 (US$265) million in borrowings. Availability under the ABL Facility is limited to an eligible borrowing base, determined by applying customary advance rates to eligible accounts receivable and inventory.

The ABL Facility is guaranteed by the Guarantors. Amounts outstanding under the ABL Facility are secured by (i) a first-priority lien in all floating assets of the Guarantors including but not limited to cash, deposit accounts, securities accounts, commodities accounts, accounts receivable and other rights to payment, inventory, intercompany loans and advances (collectively, the “ABL Collateral”) and (ii) a second-priority lien on substantially all of the assets of the Guarantors (other than ABL Collateral).

Borrowings under the ABL Facility bear interest of 9% per annum (which may increase to 12% per annum depending on the level of the borrowing base compared to the aggregate amount of the outstanding loans (“Borrowing Base Ratio”)).

The ABL Facility contains customary representations and warranties and affirmative and negative covenants including, among others, a covenant regarding the maintenance of the Borrowing Base Ratio and the maintenance of an interest coverage ratio.

The ABL Facility provides for customary events of default that may trigger certain repayment obligations and review events. In the event of a default by the Borrowers (beyond any applicable grace or cure period, if any), the Administrative Agent may and, at the direction of the Lender, shall declare all amounts owing under the ABL Facility immediately due and payable, terminate the Lender’s commitment to make loans under the ABL Facility and/or exercise any and all remedies and other rights under the ABL Facility. A review event will occur under the ABL Facility if the Borrowing Base Ratio is below the specified minimum threshold. Following the occurrence of a review event, the Borrowers must promptly meet and consult in good faith with the Administrative Agent and the Lender to determine whether the Borrowing Base Ratio on the next testing date will be above the specified minimum threshold. If, at the end of a period of 10 business days after the occurrence of the review event, the Lender is not satisfied with the result of their discussion or meeting with the Borrowers, the Lender may require the Borrowers to repay the outstanding borrowings in an aggregate amount sufficient to restore the Borrowing Base Ratio to the specified minimum threshold.

In connection with the entry into the ABL Facility, the Company also entered into amendments to existing coal supply agreements with Stanwell Corporation Limited (“Stanwell”), as described below.

Amendments to the Coal Supply Agreement with Stanwell

Coronado Curragh is a party to the Amended Coal Supply Agreement, dated as of November 6, 2009 (as amended, the “ACSA”), with Stanwell and the New Coal Supply Agreement, dated as of July 12, 2019 (as amended, the “NCSA”). At the expiration of the ACSA, the NCSA will govern the supply of thermal coal to Stanwell.

On the Amendment Date, Coronado Curragh, Stanwell and the other parties thereto entered into a Second Deed of Amendment (the “Second Amendment”) that, among other matters, amends the terms of the ACSA and NCSA. The Second Amendment includes, among other provisions: (i) a waiver of rebate amounts that would otherwise be payable by Coronado Curragh from January 1, 2026 until the final delivery date pursuant to the ACSA, which date is expected to occur in the first half of 2027; (ii) a deferral of Coronado Curragh’s obligations to deliver certain values of coal to Stanwell for prepaid amounts and amounts to which Stanwell is otherwise entitled (the “Deferred Amounts”); (iii) prepayments by Stanwell to Coronado Curragh of an additional amount calculated on a per tonne of coal delivered basis under the ACSA (for coal to be delivered under the NCSA), from January 1, 2026 until the final delivery date pursuant to the ACSA (the “ACSA Prepayments”); (iv) an extension of the NCSA term (the “NCSA Supply Term”) from 2037 to 2043; (v) a provision that provides Stanwell the ability to make broader annual nominations ranging from 1.2 to 2.24 million tonnes per year; and (vi) prepayments by Stanwell to Coronado Curragh of an additional amount calculated on a per tonne of coal delivered basis under the NCSA for the NCSA Supply Term (the “NCSA Prepayments”).

Stanwell’s obligation to make the ACSA Prepayments and NCSA Prepayments are subject to certain liquidity tests. Stanwell will advance all of the relevant prepayment when the Company’s monthly liquidity is below US$200 million, will advance only half of the relevant prepayment in months when the Company’s liquidity is between US$200 million and US$250 million, and will not be obligated to make prepayments when the Company’s monthly liquidity is above US$250 million. The value of the ACSA Prepayments, NCSA Prepayments and Deferred Amounts (the “Prepayment and Deferred Payment Balance”) will be settled through delivery of coal to Stanwell in months when the Company’s liquidity exceeds US$300 million. The Prepayment and Deferred Payment Balance will bear interest at 7.5% per annum and the accrued interest amount will be capped at 1.2 times of the Prepayment and Deferred Payment Balance until the final delivery date pursuant to the NCSA.

If the Company decides to pay a distribution to stockholders (and holders of Chess Depositary Interests) (e.g. a dividend), the Company will be required to maintain a minimum cash liquidity of at least US$300 million following: (i) such dividend payments; (ii) any required repurchases of its senior notes in connection with the dividend payments; and (iii) an equal or greater amount than the distribution being used to reduce the Prepayment and Deferred Payment Balance.

The Prepayment and Deferred Payment Balance may become repayable to Stanwell if there is an unremedied default under the ACSA or NCSA. The rebate amounts waived from the Amendment Date to the end of the ACSA are repayable if there is a change of control of the Company that occurs within two years of the Amendment Date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the ABL Facility are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On the Amendment Date, the Company lodged an announcement with the Australian Securities Exchange announcing the Stanwell financial support transaction. A copy of the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Announcement Regarding the Stanwell Financial Support Transaction.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Barend van der Merwe
Name:	Barend van der Merwe
Title:	Chief Financial Officer

Date:	November 28, 2025